Exhibit 10.27

CERIBELL, INC.

2024 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

CeriBell, Inc. (the “Company”), pursuant to its 2024 Equity Incentive Plan (as may be amended from time to time, the “Plan”), hereby grants to the individual listed below (“Participant”) an award of Restricted Stock Units (“RSUs”). Each vested RSU represents the right to receive, in accordance with this Grant Notice and the Restricted Stock Unit Agreement attached hereto as Exhibit A (together, the “Agreement”), including any special provisions for Participant’s country of residence, if any, attached to this Agreement as Exhibit A-1 (the “Country Provisions”), one share of Common Stock (a “Share”). This award of RSUs is subject to all of the terms and conditions set forth herein and in the Agreement, the Country Provisions, if applicable, and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice. The RSUs constitute full and complete satisfaction of any promises of equity awards in Participant’s written service agreement (including an offer letter) between Participant and the Company (or any of its subsidiaries), and upon Participant’s acceptance of the RSUs any promises of equity awards in Participant’s written service agreement (including an offer letter) between Participant and the Company (or any of its subsidiaries) shall be of no further or effect.

If the Company uses an electronic capitalization table system (such as Shareworks, Carta or Equity Edge) and the fields in this Grant Notice are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and is considered part of the RSUs and the Agreement. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the RSUs in such electronic capitalization table system and Participant’s signature below shall be deemed to have occurred by Participant’s online acceptance of the RSUs through such electronic capitalization table system.

Participant:

Grant Date:

Total Number of RSUs:

Vesting Commencement Date:

Period of Restriction (Vesting Schedule):

Two vesting requirements must be satisfied on or before the Expiration Date in order for an RSU to vest — a time-based requirement (the “Service-Based Requirement”) and a liquidity event requirement (the “Liquidity Event Requirement”). No RSUs will vest (in whole or in part) if only one (or if neither) of such requirements is satisfied on or before the date Participant experiences a Termination of Service. If both the Service-Based Requirement and the Liquidity Event Requirement are satisfied on or before the date Participant experiences a Termination of Service, the vesting date (“Vesting Date”) of an RSU will be the first date upon which both of those requirements were satisfied with respect to that particular RSU.

Liquidity Event Requirement: Subject to Participant not experiencing a Termination of Service through the applicable date, the Liquidity Event Requirement will be satisfied on the first to occur of: (1) the first date the Company becomes a Publicly Listed Company (as defined in the Plan), including on account of an Alternative Offering (as defined below), (2) the consummation of a Direct Listing (as defined below), or (3) a Change in Control (as defined in the Plan) of the Company. For the purposes of this Agreement, (i) an “Alternative Offering” shall mean, following a consummation of transactions other than an initial public offering or Direct Listing, including, without limitation, the acquisition of the Company by a special purpose acquisition company, the date the Company or its successor (a) (I) is required to file periodic reports pursuant to Section 12 of the Exchange Act and (II) the Shares (or the successors capital stock) is listed on one or more National Securities Exchanges (within the meaning of the Exchange Act) or is quoted on NASDAQ or a successor quotation system or (b) is listed and/or traded on the main market for securities of the London Stock Exchange plc, the Australia Securities Exchange Ltd. or the Stock Exchange of Hong Kong or any other internationally recognized stock exchange, and (ii) a “Direct Listing” shall mean the initial listing of the Company’s equity securities on a national securities exchange by means of a registration statement on Form S-1 (or any similar foreign equivalent) filed by the Company with the SEC or any other internationally recognized stock exchange that registers existing capital stock of the Company for resale.

Service-Based Requirement: The Service-Based Requirement will be satisfied as follows, subject to Participant not experiencing a Termination of Service through the applicable date: [_________].

By signing the Grant Notice (including through electronic acceptance), Participant (1) acknowledges (i) receipt of the Agreement and the Country Provisions, if applicable, and (ii) that the Plan was made available to Participant, (2) represents that Participant read and is familiar with their provisions, and (3) accepts the RSUs subject to all of their terms and conditions. Notwithstanding anything to the contrary, the RSUs and the terms hereof supersede, replace and terminate any promise or other right in connection with the share capital of the Company, which Participant has or may have pursuant to any service, employment or other agreement with the Company or one of its subsidiaries, without, however, affecting any currently outstanding shares of the Company or other Awards, if any, previously issued or granted thereto. The Company has granted the RSUs to Participant in its sole discretion. The granting of the RSUs does not confer on Participant any right or entitlement to receive another RSU or any other equity-based award at

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any time in the future or in respect of any future period. In addition, the granting of such RSUs does not confer on Participant any right or entitlement to receive compensation in any specific amount for any future period, and does not diminish in any way the Company’s discretion to determine the amount, if any, of Participant’s compensation. In addition, the RSUs are not part of Participant’s base salary, wages or fees and will not be taken into account in determining any other service-related rights Participant may have, such as rights to pension or termination/severance pay.

CERIBELL, INC.:	PARTICIPANT:
By:	By:
Name:	Name:
Title:

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EXHIBIT A

TO RESTRICTED STOCK UNIT GRANT NOTICE

RESTRICTED STOCK UNIT AGREEMENT

The Company has granted to the individual (“Participant”) named in the Restricted Stock Unit Grant Notice (the “Notice”) to which this Restricted Stock Unit Agreement (this “Agreement”) is associated, CeriBell, Inc. (the “Company”), pursuant to its 2024 Equity Incentive Plan (as may be amended from time to time, the “Plan”), an award of Restricted Stock Units (“RSUs”). Each vested RSU represents the right to receive, in accordance with this Agreement, including any special provisions for Participant’s country of residence, if any, attached to this Agreement as Exhibit A-1 (the “Country Provisions”), one share of Common Stock (a “Share”).

1.
General.
1.1.
Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant.
1.2.
Incorporation of Terms of Plans. The RSUs are subject to the terms and conditions of the Plan and the Country Provisions (if applicable), each of which are incorporated herein by reference. In the event of a conflict between the terms of the Agreement and the Plan, the terms of the Plan shall control. If the Country Provisions apply to Participant, in the event of a conflict between the terms of this Agreement, the Grant Notice or the Plan and the Country Provisions, the terms of the Country Provisions shall control.
1.3.
Grant of RSUs. In consideration of Participant’s past and/or continued employment with or service to the Company or a parent or subsidiary of the Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant the RSUs representing an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.
2.
Period of Vesting.
2.1.
Settlement Timing. Before March 15 of the year following a Vesting Date, the Company shall issue or deliver one Share with respect to each RSU that vests on such Vesting Date. Unless and until an RSU vests, the Participant will have no right to settlement in respect of any such RSU. Prior to actual settlement in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
2.2.
Vesting and Forfeiture.
(a)
Subject to Sections 2.2(b) and 2.2(c) below, the RSUs shall vest in accordance with the vesting schedule (the “Vesting Schedule”): Two vesting requirements must be satisfied on or before the Expiration Date (as set forth in the Grant Notice) in order for an RSU to vest — the Service-Based Requirement and a Liquidity Event Requirement. No RSUs will vest (in whole or in part) if only one (or if neither) of such requirements is satisfied on or before the Expiration Date. If both the Service-Based Requirement and the Liquidity Event Requirement are satisfied on or before the date

Participant experiences a Termination of Service, the Vesting Date of an RSU will be the first date upon which both of those requirements were satisfied with respect to that particular RSU.

(b) In the event the Participant experiences a Termination of Service for any reason (except for a termination for Cause), all RSUs that have not had a Vesting Date on or prior to the date of such termination shall be immediately forfeited by the Participant as of the date of such termination without any payment of consideration therefor.

(c) In the event the Participant experiences a Termination of Service for Cause, all RSUs (including those that have had a Vesting Date but not yet been settled on or prior to the date of such termination) shall be immediately forfeited by the Participant as of the date of such termination without any payment of consideration therefor.

(d) Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholdings and related deductions and contributions required by law to be withheld with respect to any taxable event arising in connection with the RSUs and/or the Shares. The Company shall not be obligated to issue or deliver Shares (whether in book entry or certificated form) to the Participant or the Participant’s legal representative unless and until the Participant shall have paid or otherwise satisfied in full the amount of all tax withholdings and related deductions and contributions applicable to the taxable income of the Participant arising in connection with the RSUs and/or the Shares.

3.
Provisions Following Settlement of RSUs.
3.1.
Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares that may become issuable or deliverable hereunder unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and issued or delivered in certificate or book entry form to the Participant or any person claiming under or through the Participant.
3.2.
Non-Transferability. Except as may be expressly determined by the Administrator, neither the RSUs nor any interest or right therein may be transferred in any manner except by will or by the laws of descent or distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.
3.3.
Distribution of Shares. Notwithstanding anything herein to the contrary, (a) no payment shall be made under this Agreement in the form of Shares unless such Shares issuable upon such payment are then registered under the Securities Act or, if such Shares are not then so registered, the Administrator has determined that such payment and issuance would be exempt from the registration requirements of the Securities Act, and (b) the Company shall not be required to issue or deliver any Shares (whether in certificated or book-entry form) pursuant to this Agreement prior to the fulfillment of the conditions set forth in the Plan. In addition, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares or other securities under any Applicable Law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition to the issuance of Shares or other securities to the Participant (or his or her estate, as applicable), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will use reasonable efforts to meet the requirements of any such Applicable Laws and to obtain any such consent or approval of any such governmental authority.

3.4.
Lock-Up Period. Participant shall not offer, pledge, charge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares (or other securities) of the Company held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Shares (or other securities) of the Company not to exceed 180 days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (a) the publication or other distribution of research reports and (b) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA 2241, or any successor provisions or amendments thereto).

Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Shares (or other securities) of the Company, Participant shall provide, within ten days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 3.4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Securities and Exchange Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the Shares (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Participant agrees that any transferee of the RSUs or shares acquired pursuant to the RSUs shall be bound by this Section 3.4.

3.5.
Restrictions on Shares. Shares issued pursuant to the RSUs shall be subject to such terms and conditions as the Administrator shall determine in its sole discretion and the Company’s governing documents, including, without limitation, transferability restrictions, repurchase rights, requirements that such Shares be transferred in the event of certain transactions, rights of first refusal with respect to permitted transfers of shares, voting agreements, tag-along rights and bring-along rights. Such terms and conditions may, in the Administrator’s sole discretion, be contained in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator. The issuance of such Shares shall be conditioned on the Participant’s consent to such terms and conditions and/or the Participant’s entering into such agreement or agreements. In addition, the Participant acknowledges and agrees that issuance or delivery of any Shares in respect of RSUs shall be subject to and conditioned upon the Participant making such representations as the Administrator shall deem necessary or advisable, in its sole discretion.
3.6.
Securities Law Compliance. The Participant agrees and acknowledges that the Participant will not transfer in any manner the Shares or other securities issued pursuant to the RSUs granted by this Agreement unless (a) the transfer is pursuant to an effective registration statement under any Applicable Laws (including, without limitation, the Securities Act), or the rules and regulations in effect thereunder, or (b) counsel for the Company shall have reasonably concluded that no such registration is required because of the availability of an exemption from registration under any Applicable Laws (including, without limitation, the Securities Act). To the extent permitted by any Applicable Laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable

Laws.
3.7.
Investment Representations. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse or domestic partner, if applicable, that (i) the Participant is holding the RSUs for the Participant’s own account, and not for the account of any other person, and (ii) the Participant is holding the RSUs for investment and not with a view to distribution or resale thereof except in compliance with Applicable Laws regulating securities.
3.8.
Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the RSUs and that the Participant is not relying on the Company for tax advice.
4.
Other Provisions.
4.1.
Adjustments. The Participant acknowledges that the RSUs are subject to modification and termination in certain events as provided in this Agreement and Section 8 of the Plan.
4.2.
Notices. Subject to Section 4.3 below, any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at its principal executive offices in care of the Secretary of the Company, and any notice to be given to Participant shall be addressed to Participant at the most recent email or street address for Participant shown in the Company’s records. By a notice given pursuant to this Section 4.2, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her RSUs by written notice under this Section 4.2. Any notice shall be deemed duly given when delivered in person, sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or similar non-U.S. entity.
4.3.
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any notices or documents related to this Agreement by email or any other electronic means. Participant hereby consents to (i) conduct business electronically (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
4.4.
Governing Law; Severability. This Agreement and the Country Provisions shall be administered, interpreted and enforced under the laws of the state of Delaware, without regard to the conflicts of law principles thereof. For purposes of litigating any dispute that arises under this Agreement, Participant’s acceptance of the RSU is his or her consent to the jurisdiction of the state of Delaware, and agreement that any such litigation will be conducted in the courts of the state of Delaware, and no other courts, regardless of where Participant’s services are performed. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
4.5.
Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of any Applicable Laws concerning the securities, including, without limitation, the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the applicable securities commission thereunder. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted and may be settled, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
4.6.
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
4.7.
Entire Agreement. The Plan, the Grant Notice, this Agreement (including all Exhibits hereto) and any written service agreement (including an offer letter) between Participant and the Company (or any of its subsidiaries) providing for acceleration of vesting of equity awards upon certain events constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, including, without limitation, any promises of equity awards in Participant’s written service agreement (including an offer letter) between Participant and the Company (or any of its subsidiaries).
4.8.
Code Section 409A. The RSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with all related Department of Treasury guidance, “Section 409A”). However, notwithstanding any other provision of the Plan, this Agreement or the Grant Notice to the contrary, if the Administrator determines that the RSUs or any amounts payable under this Agreement may be subject to Section 409A, the Administrator may adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies or procedures (including amendments, policies and procedures with retroactive effective), or take any other action that the Administrator determines to be necessary or appropriate to either (a) exempt the amounts payable under this Agreement from Section 409A and/or preserve the intended tax treatment of such amounts, or (b) comply with the requirements of Section 409A; provided, however, that nothing in this paragraph shall create any obligation on the part of the Company to adopt any such amendment or take any other action.
4.9.
Rules Particular To Specific Countries.
(a)
Generally. Participant shall, if required by the Administrator, enter into an election with the Company or a subsidiary (in a form approved by the Company) under which any liability to the Company’s (or a subsidiary’s) tax withholdings and related deductions and contributions, including, but not limited to, National Insurance Contributions (“NICs”) and the Fringe Benefit Tax (“FBT”), is transferred to and met by Participant.
(b)
Tax Indemnity. Participant shall indemnify and keep indemnified the Company and any of its subsidiaries from and against any tax withholdings and related deductions and contributions.
4.10.
Special Country Provisions for RSUs Granted to Participants. The RSUs shall be subject to the Country Provisions, if any, for Participant’s country of residence, as set forth in the Country Provisions. If Participant relocates to one of the countries included in the Country Provisions during the life of the RSUs, the special provisions for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Company reserves the right to impose other requirements on the RSUs and the Shares issuable upon settlement of the RSUs, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Exhibit 10.27

EXHIBIT A-1

TO RESTRICTED STOCK UNIT AGREEMENT

Special Country Provisions for RSUs for Participants

This Exhibit A (this “Exhibit”) includes special terms and conditions applicable to Participants in the countries below. These terms and conditions are in addition to those set forth in the Restricted Stock Unit Agreement (the “Agreement”) and the Plan and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Exhibit A without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.

In accepting the RSUs, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c) all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;

(d) the RSU grant and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, or, if different, Participant’s employer, or any subsidiary or parent or Affiliate of the Company, and shall not interfere with the ability of the Company, the employer or any subsidiary or parent or Affiliate of the Company, as applicable, to provide for a termination of Participant’s service;

(e) Participant is voluntarily participating in the Plan;

(f) the RSUs and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(g) the RSUs and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(e) the future value of the Shares underlying the RSUs is unknown, indeterminable, and cannot be predicted with certainty;

(h) neither the Company, the employer nor any parent, subsidiary or Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the subsequent sale of any Shares acquired.

Notifications: This Exhibit also includes information relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of September 2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the RSUs vest or Shares acquired under the Plan are sold.

In addition, the information contained in this Exhibit is general in nature and may not apply Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the applicable laws in his or her country may apply to his or her situation. Finally, Participant understands that if Participant is a citizen or resident of a country other than the one in which he or she is currently residing or working in, the information contained herein may not be applicable to Participant in the same manner.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any national, federal, state or local stock exchange or under the control of any national, federal, state or local securities regulator. The Agreement (of which this Exhibit is a part), the Plan, and any other communications or materials that Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in Participant’s jurisdiction.

English Language: By participating in the Plan, Participant acknowledges that Participant is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow him/her to understand the terms and conditions of the Plan and the Agreement applicable to Participant’s country of residence. If Participant has received the Agreement and the Plan applicably to his/her country of residence or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Currency: Participant understands that any amounts related to the RSUs will be denominated in U.S. dollars and will be converted to any local currency using a prevailing exchange rate in effect at the time such conversion is performed, as determined by the Company. Participant understands and agrees that neither the Company nor any affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the RSUs, or of any amounts due to Participant or as a result of the subsequent sale of any Shares acquired under the RSUs.

Foreign Asset/Account Reporting; Exchange Controls: Participant’s country of residence may have certain foreign asset and/or account reporting or exchange control requirements which may affect his/her ability to acquire or hold Shares under the Agreement or cash received (including proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his/her country. Participant may also be required to repatriate sale proceeds or other funds received as a result of his/her participation in the Plan to his/her country through a designated broker or bank and/or within a certain time after receipt. Participant is responsible for ensuring compliance with such regulations and should consult with his/her personal legal advisor for any details.

No Advice Regarding Grant: The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or the Agreement or any receipt of the RSUs or sale of Shares acquired upon settlement of the RSUs. Participant should consult his/her own personal tax, legal and financial advisors regarding his/her participation in the Plan and the Agreement before taking any action related to the RSUs or the Shares.

Imposition of Other Requirements: The Company reserves the right to impose other requirements on the Participant, on the RSUs and/or any Shares issuable upon settlement of the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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